UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2006

TERCICA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50461	26-0042539
(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 624-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Tercica, Inc. today filed a complaint in the U.S. District Court for the Eastern District of Virginia, Richmond division alleging Insmed Incorporated violated the Lanham Act and related statutes relating to false advertising and unfair competition. This action was taken after the presiding Judge for the U.S. District Court for the Northern District of California, the Honorable Saundra Brown Armstrong, dismissed on June 9, 2006 Tercica’s complaint for the same violations on the basis that she could not exercise jurisdiction over Insmed, which is based in Virginia. Her ruling also indicated that the complaint should establish that the requisite false statements were disseminated to consumers of Increlex™, e.g., the physicians who purchase and prescribe Increlex, rather than solely to investors. Tercica’s re-filing adds new allegations of false and misleading advertising that Insmed disseminated specifically to pediatric endocrinologists, who for purposes of the Lanham Act and related statutes are among the relevant community of consumers affected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tercica, Inc. (Registrant)

By:	/s/ STEPHEN N. ROSENFIELD
Stephen N. Rosenfield
Executive Vice President of Legal Affairs

Dated: June 12, 2006